Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Legacy Reserves LP

Midland, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 27, 2015, relating to the consolidated financial statements of Legacy Reserves LP and the effectiveness of Legacy Reserve LP’s internal control over financial reporting appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Houston, Texas

June 12, 2015